Exhibit 10.3

CORPORATE SERVICES AGREEMENT

This Services Agreement (this “Agreement”) is entered and effective as of 1/23/2026 (the “Effective Date”), by and between Z Squared Inc., a Wyoming corporation (the “Company” or “ZSQR”) and Moneta Advisory Partners, LLC, a Delaware limited liability company (“MAP” and together with the Company, the “Parties”, or individually as a “Party”).

RECITALS

A. MAP has agreed to provide certain services to the Company as set forth below and the Company has agreed to engage MAP to provide such services.

B. The Parties would like to enter into this Agreement to define the Parties' rights and obligations under which MAP shall provide services to the Company.

NOW, THEREFORE, in consideration of the mutual promises of the Parties hereto and of other good and valuable consideration, the receipt and sufficiency of such are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE 1
SERVICES ARRANGEMENT

1.1        Services. MAP agrees to provide services to the Company, on the terms and conditions set forth below.

1.2        Term. The term of this Agreement shall begin on the Effective Date and continue until the End of Term Date set forth on Exhibit A unless terminated earlier by either Party pursuant to Article 3 (the “Term”).

1.3        Duties. MAP agrees to undertake and perform all duties and services set forth on Exhibit A to this Agreement (the “Services”). MAP shall perform the Services herein faithfully, diligently, to the best of MAP's ability, and at all times in the best interests of the Company. MAP shall perform the Services in a good, safe and workmanlike manner, in accordance with the best industry practices, and with at least the same degree of skill, care and diligence ordinarily expected of skilled and experienced contractors and consultants engaged in similar services in the same or similar circumstances and conditions. Company shall ensure that all materials containing the name and/or likeness of any of MAP’s principals or affiliates shall be approved by MAP prior to release and shall contain legal disclaimers and disclosures as may be determined appropriate by MAP.

1.4        Policies. MAP shall adhere to and comply with the policies and procedures adopted by the Company, as amended from time to time, and the laws, regulations, policies and industry standards of all applicable regulatory agencies, stock exchanges and security commissions.

1.5        Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below.

(a) Celebrity means an individual who is widely recognized by the general public and who has achieved substantial prominence in one or more of the following fields: business, finance, investing, sports, entertainment, media, or digital content creation.

(b) Milestone means a specific performance condition described in Exhibit B that must be fully completed in order for the applicable equity award to be earned.

(c) Milestone Achievement Date means the date on which the Company delivers written confirmation to MAP that a Milestone has been achieved.

(d) Qualifying Podcast means a podcast that has a demonstrable audience substantially comprised of investors or market participants relevant to the Company’s capital markets objectives.

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(e) Company Approval means written approval by the Company’s Compensation Committee of the Board of Directors, which may be provided by email.

1.5        Independent Contractor.

(a)        It is the express intention of the Company and MAP that MAP perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute MAP as an agent or employee of the Company. Without limiting the generality of the foregoing, MAP is not authorized to bind the Company to any liability or obligation or to represent that MAP has any such authority in connection with the Services.

(b)        MAP acknowledges and agrees that MAP shall not be eligible for any Company employee benefits and, to the extent MAP otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, MAP (on behalf of itself and any of its employees) hereby expressly declines to participate in such Company employee benefits.

(c)        MAP shall have full responsibility for applicable withholding taxes for all compensation paid to MAP under this Agreement, and for compliance with all applicable labor and employment requirements with respect to MAP and its principals / employees (as the case may be). MAP agrees to indemnify, defend, and hold the Company harmless from any liability for, or assessment of, any claims or penalties with respect to such withholding taxes, labor, or employment requirements, including any liability for, or assessment of, withholding taxes imposed on the Company by the relevant taxing authorities with respect to any compensation paid to MAP.

1.6        Disqualification. MAP represents and warrants to the Company that MAP does not have any "bad actor" disqualification set forth in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

1.7        No Guarantee of Success. Company acknowledges and agrees that while MAP will provide the services hereunder on a “best efforts” basis, MAP makes no guarantee that the initiatives undertaken on behalf of or in conjunction with the Company will be successful in achieving desired results. Company further acknowledges that the impact and degree of success achieved in connection with the Services is subject to a variety of factors beyond MAP’s control including, but not limited to, financial market volatility.

1.8        Force Majeure. MAP shall be liable or responsible to the Company, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement when and to the extent such failure or delay is caused by or results from acts beyond the impacted MAP’s (for the purposes of this Section 1.8 the “Impacted Party”) reasonable control, including, without limitation, the following force majeure events (“Force MajeureEvent(s)”) that frustrates the purpose of this Agreement: (a) acts of God; (b) flood, fire, earthquake or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest; (d) government order or law; (e) actions, embargoes or blockades in effect on or after the date of this Agreement; (f) action by any governmental authority; (g) national or regional emergency; (h) strikes, labor stoppages or slowdowns or other industrial disturbances; (i) epidemic, pandemic or similar influenza or bacterial infection (which is defined by the United States Center for Disease Control as virulent human influenza or infection that may cause global outbreak, or pandemic, or serious illness); (j) emergency state; (k) shortage of adequate medical supplies and equipment; (l) shortage of power or transportation facilities; and (m) other similar events beyond the reasonable control of the Impacted Party.

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ARTICLE 2
COMPENSATION

2.1        Payments. The Company shall pay MAP, as remuneration for Services, the fee(s) set forth in Exhibit A.

2.2        Milestone Based Equity Compensation. Any equity compensation payable to MAP or its affiliates pursuant to this Agreement shall be issued solely upon the achievement of the specific milestones set forth on Exhibit B Milestone Based Equity Award Schedule attached hereto and incorporated herein by reference. No shares of common stock, warrants, options, or other equity securities shall be earned, vested, or issuable unless and until the applicable milestone has been fully achieved. The number of shares issuable upon the achievement of each milestone shall be strictly limited to the amounts expressly set forth on Exhibit B and no equity compensation shall accrue or vest on a time only basis.

2.3        Release Schedule. Vested shares will be released to the recipient on a quarterly basis. For example, all shares vested from milestones achieved between January 1 and March 31 will be released on or before April 15.

2.4        Equity Issuance Restrictions. Notwithstanding anything to the contrary contained in this Agreement, any and all shares of common stock, warrants, options, or other equity securities of the Company issued to MAP or any of its affiliates pursuant to this Agreement shall be subject in all respects to the leak out and lock up provisions set forth in the Company’s Registration Statement on Form S 4, which was declared effective by the Securities and Exchange Commission on December 23, 2025, including without limitation the provisions described in Section 9 titled “Subsequent Events.”

Such leak out and lock up restrictions shall apply automatically, shall be binding upon MAP and any permitted transferee of such securities, and shall be in addition to, and not in lieu of, any other transfer restrictions imposed by applicable federal or state securities laws, including without limitation Rule 144 promulgated under the Securities Act of 1933, as amended, or any successor or comparable rule or regulation.

MAP acknowledges and agrees that no sale, transfer, pledge, or other disposition of any such securities may occur unless and until such disposition is permitted under the applicable leak out and lock up provisions, all applicable securities laws, any required holding periods, volume limitations, manner of sale requirements, and notice filings have been fully satisfied.

2.5 Reimbursement for Business Expenses. Except for expenses associated with the Services specifically enumerated on Exhibit A that shall be inclusive of the Fee Payments by Company, unless otherwise agreed upon, during the Term of this Agreement, the Company shall reimburse MAP for all other reasonable, documented and pre-approved out of pocket traveling and other expenses actually, properly and necessarily incurred by MAP in connection with the performance of the Services in accordance with the policies set from time to time by the Company, in its sole discretion. MAP shall furnish such receipts, vouchers or other evidence as are required by the Company to substantiate such expenses.

ARTICLE 3
TERMINATION

3.1        Termination. Either party shall have the right to terminate this Agreement upon written notice, with or without "Cause" (as defined below), prior to the expiration of the Term. Whatever the circumstances of the termination may be, the Parties shall continue to be bound after termination by Articles 4, 5, 6, 7, 8, 9 and 10 of this Agreement. The date of any termination pursuant to this Section 3.1 shall be referred to as the “Termination Date”.

3.2        Termination for Cause or Termination by either Party. If the Company terminates this Agreement for Cause (as defined below), if the Company terminates this Agreement without Cause but the Company subsequently discovers facts that would of have justified a termination for Cause as of the original termination date or if MAP terminates this Agreement, MAP shall forfeit any and all equity compensation or bonus compensation not already received by MAP or not already vested as of the Termination Date.

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3.3        Cause. For purposes of this Agreement, "Cause" shall mean the following (i) MAP's commission of an act of fraud, theft or dishonesty against the Company, as determined in the reasonable discretion of the Company; (ii) willful or wanton misconduct, recklessness, or gross negligence by MAP in the performance of the Services, as determined in the reasonable discretion of the Company; (iii) if MAP is determined by a court of competent jurisdiction to have a "bad actor" disqualification as set forth in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended, (iv) a material breach by MAP of any obligation of MAP under this Agreement, as determined in the reasonable discretion of the Company, and (v) unwillingness of MAP to perform the Services continuing for a period of fifteen (15) business days after notice to MAP. “Cause”, with respect to MAP’s termination of the Company, shall mean the discovery of any material irregularity discovered by MAP (or its representatives) with respect to any of the Company's regulatory filings, financial statements, or other information provided to current or prospective investors, regulators, or other third parties, as determined in the reasonable discretion of MAP. In the event of MAP’s termination of the Agreement for Cause, MAP shall be entitled to retain all compensation issued or otherwise due to MAP hereunder.

3.4 Upon termination of this Agreement for any reason, onlyequity awards corresponding to milestones that have been fully achieved as of the Termination Date shall be deemed earned, and all unachieved milestone-based equity awards shall automatically terminate and be forfeited with no further obligation of the Company.

ARTICLE 4
NON-SOLICITATION AND NON-COMPETE

4.1        Non-Solicitation of Employees. So long as MAP is receiving payments from the Company and for two (2) years following such time, MAP shall not directly or indirectly solicit for employment or for independent contractor work any employee of the Company or its affiliates and shall not encourage any such employee to leave the employment of the Company or its affiliates.

4.2        Non-Compete. MAP agrees that so long as MAP is receiving payments from the Company, MAP will not be an employee, agent, director, owner, partner, MAP, creditor of or otherwise directly or indirectly be connected with or provide services to or participate in the management, operation or control of any Person which is in direct or indirect competition to the Company. “Person” means any individual or entity including, but not limited to, any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

ARTICLE 5
REPRESENTATIONS OF MAP

5.1        Representations of MAP. MAP hereby represents and warrants the following to the Company:

(a)        MAP shall provide a prominent notice on all newsletters and websites/webcasts/interview materials and other communications with investors or prospective investors in which MAP may be reasonably deemed to be giving advice or making a recommendation that MAP has been compensated for its services and received securities of the Company (directly or indirectly) specifically referencing Company by name and the number of warrants received (directly or indirectly) and will profit from its promotional activities for Company, including the number of warrants and whether it has or will be making sales during any period. MAP agrees that it will not conceal at any time if it will, directly or indirectly, be selling shares while promoting the Company’s securities and recommending that investors purchase the stock of Company. MAP covenants and agrees that it will at all times engage in acts, practices and courses of business that comply with Section 17(a) and (b) of the Securities Act, as well as Section 10(b) of the Exchange Act of 1934, as amended (the “Exchange Act”), and has adopted policies and procedures adequate to assure all of MAP’s personnel are aware of the limitation on their activities, and the disclosure obligations, imposed by such laws and the rules and regulations promulgated thereunder. MAP is aware that the federal securities laws restrict trading in the Company securities while in possession of material non-public information concerning the Company as well as the requirements of Regulation FD that prohibit communications of material non-public information, and the requirements thereof in the event of an unintentional or inadvertent non-public disclosure. MAP agrees to immediately inform Company in the event that an actual or potential Regulation FD disclosure has occurred and assist counsel in the method by which corrective steps should be taken. MAP acknowledges that with respect to any Company securities now or at any time hereafter beneficially owned by MAP or any of its affiliates, that it will refrain from trading in the Company’s securities while it or any such affiliate is in possession of material non-public information concerning the Company, its financial condition, or its business and affairs or prospects.

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(b)        MAP and its employees and representatives shall at all times comply with any and all applicable federal, state, local or foreign laws, including securities laws, rules and regulations of any court, government or unit or agency thereof in its performance of the Services.

ARTICLE 6
CONFIDENTIALITY

6.1        Nondisclosure. MAP acknowledges that in the course of providing Services to the Company, MAP will have access to certain Confidential Information not available to the public. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, information about either the Company's clients, the terms and conditions under which the Company or its affiliates deals with clients, pricing information for the purchase or sale of assets, customer lists, research materials, manuals, computer programs, formulas for analyzing asset portfolios, techniques, data, marketing plans and tactics, technical information, lists of asset sources, the processes and practices of the Company, all information contained in electronic or computer files, all financial information, salary and wage information, and any other information that is designated by the Company or its affiliates as confidential or that MAP knows or has reason to know is confidential, including information provided by third parties that the Company or its affiliates are obligated to keep confidential, and all other confidential or proprietary information of the Company or its affiliates. MAP acknowledges that all Confidential Information is and shall continue to be the exclusive property of the Company or its affiliates, whether or not prepared in whole or in part by MAP and whether or not disclosed to or entrusted to MAP in connection with Services provided to the Company. MAP agrees not to disclose Confidential Information, directly or indirectly, under any circumstances or by any means, to any third persons without the prior written consent of the Company. MAP agrees that it will not copy, transmit, reproduce, summarize, quote, or make any commercial or other use whatsoever of confidential information, except as may be necessary to perform work done by MAP for the Company. MAP agrees to exercise the highest degree of care in safeguarding Confidential Information, and will, in any event, employ the same practices it uses to protect its own Confidential Information of similar nature, against loss, theft or other inadvertent disclosure and agrees generally to take all steps necessary or requested by the Company to ensure maintenance of the confidentiality of the Confidential Information, which shall in any case be no less than reasonable care. MAP will be responsible for any breach of confidentiality or act or omission by its employees or representatives in violation of this Agreement.

6.2        Exclusions. Section 6.1 shall not apply to the following information: (a) information now and hereafter voluntarily disseminated by the Company to the public or which otherwise becomes part of the public domain through lawful means; (b) information already known to MAP as documented by written records which predate the Effective Date; (c) information subsequently and rightfully received from third parties and not subject to any obligation of confidentiality; and (d) information independently developed by MAP after termination of its services without using or referring to the confidential information of the Company or its affiliates.

6.3        Subpoenas; Cooperation in Defense of the Company. If MAP, during the Term or thereafter, is served with any subpoena or other compulsory judicial or administrative process calling for production of Confidential Information or if MAP is otherwise required by law or regulation to disclose Confidential Information, MAP will immediately, before making any such production or disclosure, notify the Company in writing and provide it with such information as may be necessary for the Company to take such action as the Company deems necessary to protect its interests. MAP agrees to cooperate reasonably with the Company, whether during the Term or thereafter, in the prosecution or defense of all threatened claims or actual litigation in which the Company is or may become a party, whether now pending or hereafter brought, in which MAP has knowledge of relevant facts or issues. MAP shall be reimbursed for its reasonable expenses and for travel time due to cooperating with the prosecution or defense of any litigation for the Company.

6.4        Confidential Proprietary and Trade Secret Information of Others. MAP represents that it has disclosed to the Company all agreements to which MAP is or has been a party regarding the confidential information of others and MAP understands that MAP's execution of this Agreement with the Company will not require MAP to breach any such agreement. MAP will not disclose any such Confidential Information to the Company nor induce the Company to use any trade secret or proprietary information received from another under an agreement or understanding prohibiting such use or disclosure.

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6.5        No Unfair Competition. MAP hereby acknowledges that the sale or unauthorized use or disclosure of any of the Company's Confidential Information including any materials obtained by MAP by any means whatsoever, at any time before, during, or after the Term shall constitute unfair competition. MAP shall not engage in any unfair competition with the Company or its affiliates either during the Term, or at any time thereafter.

6.6        Non-Use. MAP acknowledges that it is aware that (i) the Confidential Information being furnished to it may contain material, non-public information regarding the Company and its affiliates and (ii) the United States and Canadian securities laws prohibit any persons who have material, nonpublic information concerning the matters which are the subject of this Agreement, from purchasing or selling securities of a the Company using such information or from communicating such information to any person (including its affiliates) under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance upon such information. MAP agrees that it and its controlled affiliates will not trade in the securities of the Company while in possession of material nonpublic information or at all until the time you and such controlled affiliates can do so in compliance with all applicable laws and without breach of this Agreement. MAP further confirms that it has in place internal information protection mechanisms to prevent unauthorized use of the Confidential Information.

6.7        Remedies. The Company shall have all remedies available in law and equity against MAP (including special and consequential damages) for damages to the Company caused by the violations of Articles 4 or 6 and may in its discretion enforce the specific performance of this Agreement or any term hereof.

ARTICLE 7
COMPANY'S OWNERSHIP IN MAP'S WORK

7.1        Company's Ownership. MAP agrees that all inventions, discoveries, improvements, trade secrets, formulae, techniques, processes, and know-how, whether or not patentable, and whether or not reduced to practice, that are conceived or developed during the Term, either alone or jointly with others, if on the Company's time, using the Company's equipment, supplies, facilities, or trade secret information or relating to the Company shall be owned exclusively by the Company, and MAP hereby assigns to the Company all of MAP's rights, title, and interest in all such intellectual property. MAP agrees that the Company shall be the sole owner of all domestic and foreign patents or other rights pertaining thereto, and further agrees to execute all documents that the Company reasonably determines to be necessary or convenient for use in applying for, prosecuting, perfecting, or enforcing patents or other intellectual property rights, including the execution of any assignments, patent applications, or other documents that the Company may reasonably request. This provision is intended to apply only to the extent permitted by applicable law.

7.2        Ownership of Copyrights. MAP agrees that all original works of authorship not otherwise within the scope of Section 7.1 that are conceived or developed during MAP's engagement with the Company, either alone or jointly with others, if on the Company's time, using the Company's facilities, or relating to the Company shall be owned exclusively by the Company, and MAP hereby assigns to the Company all of MAP's rights, title, and interest in all such original works of authorship. MAP agrees that the Company shall be the sole owner of all rights pertaining thereto, and further agrees to execute all documents that the Company reasonably determines to be necessary or convenient for establishing in the Company's name the copyright to any such original works of authorship. MAP shall claim no interest in any inventions, copyrighted material, patents, or patent applications unless MAP demonstrates that any such invention, copyrighted material, patent, or patent application was developed before he began providing any services for the Company. This provision is intended to apply only to the extent permitted by applicable law.

7.3        Ownership of Records. Any written record that MAP may maintain of inventions, discoveries, improvements, trade secrets, formulae, processes, or know-how, whether or not patentable and whether or not reduced to practice, and any such records relating to original works of authorship made by MAP, alone or jointly with others, in the course of MAP’s engagement with the Company shall remain the property of the Company. MAP shall furnish the Company with any and all such records immediately upon request.

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7.4        Return of Company's Property and Materials. Upon termination of MAP's Services with the Company for whatever reason, the Company may elect that MAP shall promptly deliver to the Company, destroy with written proof of destruction, or permanently erase in a secure manner, all Company property and materials that are in MAP's possession or control, including all of the information described as Confidential Information in Section 6.1 of this Agreement and including all other information relating to any inventions, discoveries, improvements, trade secrets, formulae, processes, know-how, or original works of authorship of the Company. At the request of the Company, MAP shall provide the Company a written confirmation, confirming the return or destruction of all such information discussed above.

ARTICLE 8
INDEMNIFICATION

8.1        By the Company. The Company agrees to indemnify and hold harmless MAP with respect to any liability (and actions in respect thereof) incurred by MAP by virtue of a breach of this Agreement by the Company and any reckless, negligent, fraudulent or intentional misconduct of the Company or its officers, directors or representatives and shall reimburse MAP for any reasonable and documented legal expenses reasonably incurred in connection with investigating or defending any such liability or action, provided that the Company shall have the right to control the defense of any claim giving rise to such liability and no such claim shall be settled without the consent of Company. The foregoing provisions shall survive termination of this Agreement and any investigation with respect thereto by any party hereto and shall not apply to any such losses, claims, related expenses, damages or liabilities arising out of or in connection with MAP's willful misconduct, fraud, negligence or material breach of this Agreement.

8.2        By MAP. MAP agrees to indemnify and hold harmless the Company (including each of its directors, officers, employees, partners and agents) with respect to any liability (and actions in respect thereof) incurred by the Company by virtue of a breach of this Agreement by MAP, use of any unapproved content or divergent content from what the Company approves for dissemination, and any reckless, negligent, fraudulent or intentional misconduct of MAP and shall reimburse the Company for any reasonable and documented legal expenses reasonably incurred in connection with investigating or defending any such liability or action. The foregoing provisions shall survive termination of this Agreement and any investigation with respect thereto by any party hereto and shall not apply to any such losses, claims, related expenses, damages or liabilities arising out of or in connection with Company's willful misconduct, fraud, negligence or material breach of this Agreement.

ARTICLE 9
ARBITRATION

Except for disputes, controversies, or claims or other actions seeking injunctive or equitable relief, which may be brought before any court having jurisdiction, any controversy, dispute, or claim (“Claim”) arising out of, relating to, or in connection with this Agreement, whatsoever between MAP and the Company, or any of its affiliated entities or any of its employees, officers, directors, agents, and representatives of the Company or its affiliated entities, shall be settled by binding arbitration, at the request of either Party, under the rules of the American Arbitration Association. The arbitrator shall be a retired federal or state judge with at least ten-year’s experience as a judge. The arbitrator shall apply New York law. The demand for arbitration must be in writing and made within the applicable statute of limitations period. The arbitration shall take place in New York, NY. The Parties shall be entitled to conduct reasonable discovery, including conducting depositions and requesting documents. The arbitrator shall have the authority to resolve discovery disputes, including but not limited to determining what constitutes reasonable discovery. The arbitrator shall prepare in writing and timely provide to the Parties a decision and award which includes factual findings and the reasons upon which the decision is based.

The decision of the arbitrator shall be binding and conclusive on the Parties, except as may otherwise be required by law. Judgment upon the award rendered by the arbitrator may be entered in any court having proper jurisdiction. Each Party shall bear its own fees and costs incurred in connection with the arbitration, except that the arbitrator may award attorneys' fees and costs in accordance with applicable law.

Both the Company and MAP understand and agree that by using arbitration to resolve any Claims between MAP and the Company (or its affiliates) they waive any right that they may have as between them to a judge or jury trial with regard to those Claims.

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ARTICLE 10
MISCELLANEOUS

10.1        Entire Agreement; Waiver. This Agreement together with any exhibits or schedules attached hereto, including any documents expressly incorporated into it by the terms of this Agreement, constitutes the entire agreement between the Parties and supersedes all prior oral and written agreements, understandings, negotiations, and discussions relating to the subject matter of this Agreement. With this Agreement the Parties rescind any previous agreements or arrangements between themselves. Any supplement, modification, waiver, or termination of this Agreement is valid only if it is set forth in writing and signed by both Parties. The waiver of any provision of this Agreement shall not constitute a waiver of any other provisions and, unless otherwise stated, shall not constitute a continuing waiver.

10.2        Amendments. This Agreement can be modified only by a written instrument executed by MAP and the Company or its successor on behalf of the Company.

10.3        Severable Provisions. The provisions of this Agreement are separate and distinct, and if any provisions are determined to be unenforceable in whole or in part, the remaining provisions, and the enforceable parts of any partially unenforceable provisions, shall nevertheless be enforceable.

10.4        Surviving Terms. The provisions of Articles 4, 5, 6, 7, 8, 9 and 10 shall survive the Term of this Agreement and the termination of MAP's Services.

10.5        Successors and Assigns. The Company may assign its rights and delegate its duties under this Agreement. MAP may assign his rights under this Agreement only with the Company's prior written consent. MAP may not delegate its duties under this Agreement.

10.6        Cooperation. From and after the termination of MAP's Services to the Company, MAP agrees, upon the Company's request, to reasonably cooperate in any investigation, litigation, arbitration or regulatory proceeding regarding events that occurred during the time that MAP is retained by the Company or its affiliates. MAP shall make itself reasonably available to consult with the Company's counsel, to provide information and to appear to give testimony. The Company will, to the extent permitted by law, reimburse MAP for any reasonable out-of-pocket expenses that MAP incurs in extending such cooperation, so long as MAP provides the Company with advance written notice of MAP's request for reimbursement and provides satisfactory documentation of the expenses.

10.7        License of and Limitations on Use of Content, Name(s) & Likeness. The content, MAP’s name and tradenames, name and likenesses of MAP principals and all associated content created hereunder will be owned by MAP and its principals, as applicable. Upon receipt of the compensation due to MAP hereunder, MAP hereby provides a fully-paid, royalty-free, limited duration license to Company to utilize the content solely and exclusively as set forth on Exhibit A and B hereto. The aforementioned license shall terminate upon termination of this Agreement.

10.8        Governing Law. Regardless of the choice of law provisions of New York or of any other jurisdiction, New York law shall in all respects govern the validity, construction, and interpretation of this Agreement.

10.9        Headings. Section and subsection headings do not constitute part of this Agreement. They are included solely for convenience and reference, and they in no way define, limit, or describe the scope of this Agreement or the intent of any of its provisions.

10.10      Notice. Any notice or other communication required or permitted under this Agreement shall be in writing to the addresses set forth on Exhibit A and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, two weeks after having been placed in the United States mail, registered or certified, postage prepaid, addressed to the Party to whom it is directed at the address listed below, (iii) by national overnight delivery service upon receipt, and (iv) if by email shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 10.10, acknowledges having received that email, upon receipt of an automatic “read receipt” or similar acknowledgement of the receipt of an email by the sender, or where recipient ‘replies’ to such prior email, including the body of the prior email in such ‘reply’. In order for a Party to change its address or other information for the purpose of this section, the Party must first provide notice of that change in the manner required by this section.

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10.11      Advice of Counsel. The Parties each agree and represent that they (i) have had advice of counsel of their choosing or had the opportunity of obtaining advice of counsel, in the negotiation and the preparation of this Agreement, (ii) have read this Agreement, and (iii) are fully aware of the contents and legal effect of this Agreement.

10.12      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Company shall not be bound by compensation set forth on Exhibit A unless such exhibit is initialed by the Company representative signing this Agreement on behalf of the Company.

10.13      Non-Disparagement. Each Party agrees to take no action which is intended or would reasonably be expected, to harm the other Party or its reputation or which would reasonably be expected to lead to unwarranted or unfavorable publicity to such Party. Such actions shall include disparaging remarks, comments or statements that impugn the character, honesty, integrity, morality or business acumen or abilities in connection with any aspect of the operation of the other Party’s business.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized representatives as of the Effective Date.

Z SQUARED INC.	MONETA ADVISORY PARTNERS, LLC

By: /s/ David Halabu	By: /s/ Marc X. LoPresti
Name: David Halabu	Name: Marc X. LoPresti
Title: CEO	Title: Managing Director

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EXHIBIT A

Scope of Services - Venture Evangelism. Capitalized terms used in this Exhibit A shall have the meanings set forth in the Agreement. In addition to the services set forth on the attached Exhibit B, MAP’s services hereunder will included:

i. Make MAP’s principals available to attend weekly meetings (virtually or in-person where possible) to discuss strategies for the effective usage of the services listed below.

ii. Provide advice and input with respect to the Company’s structure, investment offerings (as well as terms and conditions thereof) and related materials.

iii. Serve on ZSQR Advisory Board for one (1) year (Pete or Jon Najarian, Marc X. LoPresti).

iv. Conduct one (1) interview at the NYSE or the NASDAQ (featuring Jon Najarian) that will be used to create awareness of ZSQR and its offerings.

v. The content referenced in the foregoing paragraph may be distributed as follows:

a. Over social media (Twitter, Instagram, etc.) on MAP (as determined by MAP) and Company-controlled accounts, (including via sponsored posts and advertising)

b. In conjunction with the “Rebel’s Edge” program

c. Email & Social Media campaigns

d. On the ZSQR Landing Page

vi. Feature the Company on no less than six (6) episodes of MAP’s affiliate “The Rebels Edge” streaming broadcast (with associated audiograms and social media promotion thereof).

vii. Curate one (1) investor-focused private “roadshow” dinner event in NYC or Miami.

viii. Opportunistically broadcast edited clips of the aforementioned content as interstitial content during live and virtual events.

ix. Provide opportunistic Broadcast Media Placement (financial news networks) and mention of the Company in recurring media appearances (in the discretion of MAPs principals and subject to network guidelines).

B. End of Term Date: January __, 2027

C. Fees & Expenses: Equity compensation shall be governed exclusively by the milestone-based equity award schedule set forth on Exhibit B.

D.        Broker/Dealer. MAP is not a Broker/Dealer and will not be acting as one.MAP does not engage in web based, hype promotion. MAP will not discuss the Company’s stock price (current or projected) in connection with the services described hereunder. MAP and the Company shall comply in all respects with applicable federal and state securities laws. The Company undertakes and agrees to use its best efforts to remain compliant in their filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

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E.        Disclaimers. Company understands and agrees that all content created under this Agreement will contain such disclaimers and disclosures as are necessary under applicable securities laws and shall be reasonably approved by both Parties hereto.

F.        Addresses. For purposes of notice under this Agreement the addresses of the Company and MAP are as follows:

Company:	Z Squared Inc. 550 South Andrews Avenue Suite 700 Fort Lauderdale, Florida 3330 Attn: David Halabu, CEO Emai: dh@zsquaredinc.com	MAP:	Moneta Advisory Partners, LLC 235 West Van Buren, Suite 4509 Chicago, IL 60607 Attn: Marc X. LoPresti, CEO Email:_mxlopresti@idi.group

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EXHIBIT B

Milestone Based Equity Award Schedule

This Exhibit B Milestone Based Equity Award Schedule is attached to and incorporated into that certain Services Agreement dated January __, 2026, by and between Z Squared Inc. and Moneta Advisory Partners, LLC.

Capitalized terms used but not defined in this Exhibit B shall have the meanings set forth in the Agreement.

1. Milestone Based Structure. Any equity compensation payable to MAP or its affiliates pursuant to the Agreement shall be performance based and earned solely upon the achievement of the specific milestones set forth in the tables attached hereto as part of this Exhibit B.

2. All or Nothing Vesting. Each milestone listed herein shall be binary in nature. Upon the achievement of a milestone, one hundred percent of the shares allocated to such milestone shall vest, subject to the terms of the Agreement. If a milestone is not achieved, no portion of the shares allocated to such milestone shall vest.

3. Change of Control. Any RSUs that are unvested as of immediately prior to the effective time of the Change of Control shall become fully vested immediately prior to the effective time of the Change of Control.

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Milestone Based Equity Award Schedule

This Milestone Based Equity Award Schedule is subject in all respects to the Services Agreement dated January __, 2026 between Z Squared Inc. and Moneta Advisory Partners, LLC. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Agreement. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Services Agreement dated January __, 2026.

Category	Milestone	Deliverable Details	Verification	Share Release Amount	Moneta Comments / Questions
Cat 1: Content & Media	Branded Content Output	12+ ZSQR-branded posts/month quarterly	Analytics screenshots or post links	10,000	
	Video Content	6+ short-form videos referencing ZSQR quarterly	Video links and views report	10,000	
	Long-Form Feature Series	3+ long-form video or podcast segments quarterly	YouTube/Spotify links	10,000	
	Earned Media Mentions	6+ media appearances publically aired or articles printed and distributed mentioning ZSQR	Links or broadcast proof	10,000	
Cat 2: Events & Representation	Speaking Engagements	6+ investor or industry events with ZSQR sponsorship	Event photos, materials, or attendee lists	10,000	
	CEO Interview NASDAQ/NYSE	CEO Interview NASDAQ/NYSE	Broadcast/Transcript Proof	10,000	
	Ring Bell on Listing Day	Ring Bell on Listing Day (NASDAQ/NYSE)	Event Photos/Video Proof	10,000	
	CEO Interviews	3+ CEO publically aired interviews on Media Platforms	Video or transcript proof	10,000	
	Investor Dinners/Roadshows	9+ curated investor events (25+ attendees each) annually	RSVP list & summary report	10,000	
Cat 3: Strategic Partnerships					
	Strategic Introductions	5+ introductions to investors or partners	Intro email or meeting log	15,000	
	Celebrity Endorsement	Celebrity(ies) Influencer publically endorse ZSQR	Verification of Endorsement Publication proof	15,000	
	Market Rebellion Integration	6+ Investment Club feature + research publications annually		15,000	
Cat 4: Broadcast & Digital					
	Audience Reach	Achieve 5M+ total impressions within 6 months, emails	Analytics dashboards	15,000	
	Major TV/Podcast Placement**	Appear and aired on 3+ national programs (CNBC, FoxBiz, etc.)	Broadcast links or official summaries	15,000	
	Syndicated Segment Creation	Produce recurring ZSQR-branded market segment	Show schedule or streaming links	15,000	
	YouTube/Streaming Milestone	Reach 250K+ cumulative views in a quarter	View analytics screenshots	15,000	
Cat 5: Market Influence	Retail Community Campaigns	Host 2+ AMAs/Spaces/forums with 10K+ engagement	Engagement screenshots or recording links	45,000	
Cat 6: Institutional Awareness	Institutional Coverage	Secure first formal analyst coverage/research note	Analyst report or publication copy	45,000	
	Tier 1 Financial Publications	Secure and aired feature/interview in Barron's, WSJ, etc.	Article link or clipping	45,000	
	Conference Presence	ZSQR presentation at 3+ major finance conferences	Conference materials or event photos	45,000	
Cat 7: Digital Metrics	Follower Growth Targets	Reach +100K net followers across official ZSQR channels	Social media analytics reports	20,000	
	SEO Milestone	Achieve Page 1 Google ranking for 'Z Squared stock'	SEO analytics report	20,000	
Totals					
Initial (Signing) Grant				11,000 Target Shares	
	415,000 Bonus Pool			140,000 Total Potential Shares	
	566,000

The attached milestone schedule is valid for a strict one-year term("Year 1"). Subsequent grants for the two following years will be governed by new, mutually agreed-upon milestone schedules to be issued annually.

All equity awards described herein are subject to the terms of the Services Agreement dated January __, 2026, the Company’s Registration Statement on Form S 4 declared effective on December 23, 2025, and all applicable federal and state securities laws including Rule 144. No public resale may occur except in compliance with such requirements.

Achievement of each performance milestone must be officially verified and certified in writing by the Compensation Committee of the Board of Directors.

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